                                                                    EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT
                                    BETWEEN
                             RADIANT SYSTEMS, INC.
                                    AS BUYER
                                      AND
                                 KEVIN ELDREDGE
                                   AS SELLER
                              FOR THE PURCHASE AND
                       SALE OF ALL ISSUED AND OUTSTANDING
                                CAPITAL STOCK OF
                            RAPIDFIRE SOFTWARE, INC.
                                      AND
                       EQUILEASE FINANCIAL SERVICES, INC.
                          DATED AS OF OCTOBER 23, 1997

                               TABLE OF CONTENTS

                                                                                                               Page

                                                             ARTICLE I

                                                           SALE OF STOCK
         1.1     Sale of Stock..................................................................................-1-
         1.2     Purchase Price.................................................................................-2-
         1.3     Closing of Purchase and Sale...................................................................-2-

                                                            ARTICLE II

                                           REPRESENTATIONS AND WARRANTIES OF THE SELLER

         2.1     Due Incorporation and Qualification............................................................-2-
         2.2     Outstanding Capital Stock......................................................................-3-
         2.3     Options or Other Rights........................................................................-3-
         2.4     Title To Stock.................................................................................-3-
         2.5     Subsidiaries and Investments...................................................................-3-
         2.6     Articles of Incorporation and By-Laws..........................................................-3-
         2.7     Books and Records..............................................................................-4-
         2.8     Authority of Seller and the Company............................................................-4-
         2.9     Financial Statements...........................................................................-5-
         2.10    No Undisclosed Liabilities.....................................................................-5-
         2.11    Inventories....................................................................................-5-
         2.12    Litigation.....................................................................................-6-
         2.13    Taxes..........................................................................................-6-
         2.14    Title to Properties; Assets Complete...........................................................-8-
         2.15    Compliance with Laws...........................................................................-8-
         2.16    Contracts and Other Agreements.................................................................-8-
         2.17    Software......................................................................................-10-
         2.18    Leases........................................................................................-11-
         2.19    Accounts and Notes Receivable.................................................................-11-
         2.20    Fixed Assets..................................................................................-12-
         2.21    Trade Name and Other Intangibles..............................................................-12-
         2.22    Suppliers and Customers.......................................................................-12-
         2.23    Labor Relations; Employees....................................................................-13-
         2.24    Employee Benefit Plans........................................................................-13-
         2.25    Insurance.....................................................................................-15-
         2.26    Environmental Matters.........................................................................-15-
         2.27    Officers, Directors and Key Employees.........................................................-16-

                                      (i)

         2.28    Restrictive Documents.........................................................................-16-
         2.29    Franchises and Licenses.......................................................................-17-
         2.30    Transactions with Affiliated Parties..........................................................-17-
         2.31    Bank Accounts and Powers of Attorney..........................................................-17-
         2.32    Warranties and Product Returns................................................................-17-
         2.33    No Changes Prior to Closing Date..............................................................-17-
         2.34    Disclosure....................................................................................-18-
         2.35    Broker's or Finder's Fees.....................................................................-18-
         2.36    Copies of Documents...........................................................................-18-

                                                            ARTICLE III

                                                     REPRESENTATIONS OF BUYER

         3.1     Incorporation and Qualification...............................................................-18-
         3.2     Articles of Incorporation and By-Laws.........................................................-19-
         3.3     Authority of Buyer............................................................................-19-
         3.4     Securities Acknowledgment.....................................................................-20-
         3.5     Pending Actions...............................................................................-21-
         3.6     Capital Stock.................................................................................-21-
         3.7     Absence of Changes............................................................................-22-
         3.8     Accuracy of SEC Documents.....................................................................-22-
         3.9     Broker's or Finder's Fees.....................................................................-22-

                                                            ARTICLE IV

                                          COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

         4.1     Operation in Ordinary Course..................................................................-22-
         4.2     Notice of Events..............................................................................-22-
         4.3     Exclusive Dealing.............................................................................-23-
         4.4     Examinations and Investigations...............................................................-23-
         4.5     Affiliate Indebtedness Owed to the Company....................................................-23-
         4.6     Affiliate Indebtedness Owed by the Company....................................................-24-
         4.7     Release of Guaranties.........................................................................-24-

                                                             ARTICLE V

                                     CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

         5.1     Representations and Covenants.................................................................-24-


                                      (ii)

         5.2     Litigation....................................................................................-24-
         5.3     Cancellation of Options.......................................................................-24-
         5.4     Lease.........................................................................................-24-
         5.5     Release Agreement.............................................................................-25-
         5.6     Governmental Permits and Approvals............................................................-25-
         5.7     Third-Party Consents..........................................................................-25-
         5.8     Transfer Taxes................................................................................-25-
         5.9     Estoppel Certificates.........................................................................-25-
         5.10    No Material Adverse Change....................................................................-25-
         5.11    Books and Records.............................................................................-25-
         5.12    Seller Employment Agreement...................................................................-25-
         5.13    Non-Compete Agreement.........................................................................-26-
         5.14    Silicon Valley Release........................................................................-26-
         5.15    Good Standing Certificates, Etc...............................................................-26-


                                                            ARTICLE VI

                                     CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

         6.1     Representations and Covenants.................................................................-26-
         6.2     Litigation....................................................................................-26-
         6.3     Governmental Permits and Approvals............................................................-26-
         6.4     Resolutions...................................................................................-26-
         6.5     Good Standing Certificates, etc...............................................................-27-
         6.6     Seller Employment Agreement...................................................................-27-
         6.7     Lease.........................................................................................-27-


                                                            ARTICLE VII

                                                ACTIONS TO BE TAKEN AT THE CLOSING

         7.1     Stock Certificates............................................................................-27-
         7.2     Purchase Price................................................................................-27-
         7.3     Opinion of Counsel to the Seller..............................................................-27-
         7.4     Opinion of Counsel to the Buyer...............................................................-27-
         7.5     Resignations of Directors and Officers........................................................-27-
         7.6     Closing Certificate of the Seller.............................................................-27-
         7.7     Closing Certificate of the Buyer..............................................................-27-
         7.8     Other Documents and Certificates..............................................................-28-


                                     (iii)

                                                           ARTICLE VIII

                                    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
         8.1     Survival of Representations and Warranties....................................................-28-
         8.2     Seller's Indemnity Agreement..................................................................-28-
         8.3     Buyer's Indemnity Agreement...................................................................-29-
         8.4     Indemnification Procedure.....................................................................-30-
         8.5     Set-off.......................................................................................-31-
         8.6     Limitations on Liability of Seller and Buyer..................................................-31-

                                                            ARTICLE IX

                                                     TERMINATION OF AGREEMENT

         9.1     Termination...................................................................................-31-
         9.2     Survival......................................................................................-32-

                                                             ARTICLE X

                                             REPRESENTATIONS AND WARRANTIES OF SELLER

                                             IN CONNECTION WITH OFFER OF BUYER'S STOCK

         10.1    Accredited Investor...........................................................................-32-
         10.2    Acquisition for Investment....................................................................-32-
         10.3    Unregistered Securities.......................................................................-33-
         10.4    Disclosure....................................................................................-33-

                                                            ARTICLE XI

                                                   CERTAIN POST-CLOSING MATTERS

         11.1    [INTENTIONALLY OMITTED].......................................................................-34-
         11.2    Certain Securities Matters....................................................................-34-
         11.3    Options.......................................................................................-35-
         11.4    Tax Matters...................................................................................-35-



                                      (iv)

                                                            ARTICLE XII

                                                           MISCELLANEOUS
         12.1    Publicity.....................................................................................-36-
         12.2    Knowledge.....................................................................................-36-
         12.3    Gender........................................................................................-37-
         12.4    Expenses......................................................................................-37-
         12.5    Entire Agreement..............................................................................-37-
         12.6    Waivers and Consents..........................................................................-37-
         12.7    Notices.......................................................................................-37-
         12.8    Rights of Third Parties.......................................................................-38-
         12.9    Headings......................................................................................-38-
         12.10   Governing Law.................................................................................-38-
         12.11   Jurisdiction..................................................................................-38-
         12.12   Parties in Interest...........................................................................-39-
         12.13   Counterparts..................................................................................-39-
         12.14   Severability..................................................................................-39-
         12.15   Arbitration...................................................................................-39-

                                             LIST OF SCHEDULES
         Schedule 2.1            -       Due Incorporation and Qualification
         Schedule 2.2            -       Outstanding Capital Stock
         Schedule 2.3            -       Options or Other Rights
         Schedule 2.4            -       Liens on Stock
         Schedule 2.6            -       Articles of Incorporation and By-Laws
         Schedule 2.7            -       Control of Books and Records
         Schedule 2.8            -       Consents Required for Seller
         Schedule 2.9            -       Financial Statements
         Schedule 2.11           -       Recent Developments
         Schedule 2.12           -       Litigation
         Schedule 2.13           -       Taxes
         Schedule 2.14           -       Permitted Liens
         Schedule 2.15           -       Compliance with Laws
         Schedule 2.16           -       Contracts and Other Agreements
         Schedule 2.17           -       Software
         Schedule 2.18           -       Leases
         Schedule 2.19           -       Accounts Receivable
         Schedule 2.20           -       Fixed Assets

                                      (v)

         Schedule 2.21  -     Trade Names and Other Intangibles
         Schedule 2.22  -     Suppliers and Customers
         Schedule 2.24  -     Employee Benefit Plans
         Schedule 2.25  -     Insurance
         Schedule 2.26  -     Environmental Matters
         Schedule 2.27  -     Officers, Directors and Key Employees
         Schedule 2.29  -     Franchises and Licenses
         Schedule 2.30  -     Transactions with Affiliated Parties
         Schedule 2.31  -     Bank Accounts and Powers of Attorney
         Schedule 2.32  -     Warranties
         Schedule 2.33  -     Dividends and Other Distributions
         Schedule 3.2   -     Articles of Incorporation and Bylaws of Buyer
         Schedule 4.6   -     Affiliate Debt Not to Be Canceled Prior to Closing
         Schedule 11.3  -     Buyer Options

                                LIST OF EXHIBITS
         Exhibit A-1     - Form of Note
         Exhibit A-2     - Form of Option
         Exhibit B       - Form of Lease
         Exhibit C       - Form of Estoppel Agreement
         Exhibit D       - Form of Release Agreement

         Exhibit E       - Form of Employment Agreement
         Exhibit F       - Form of Non-Compete Agreement
         Exhibit G       - Form of Opinion of Counsel to Seller
         Exhibit H       - Form of Opinion of Counsel to Buyer


**Certain schedules and exhibits are not included with this filing. A copy of any omitted exhibit or schedule will be furnished supplementally to the Commission upon request.**

                                     (vi)

                            STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT dated as of the 23rd day of October, 1997, by and between RADIANT SYSTEMS, INC., a Georgia corporation ("Buyer"), KEVIN ELDREDGE, an individual resident of Oregon ("Seller"), and the owner of all the issued and outstanding shares of capital stock of RAPIDFIRE SOFTWARE, INC., an Oregon corporation ("RFS"), and EQUILEASE FINANCIAL SERVICES, INC., an Oregon corporation ("EL") (RFS and EL are sometimes referred to hereinafter collectively as the "Companies" or individually as a "Company").

                             W I T N E S S E T H :

        WHEREAS, Seller owns all of the issued and outstanding shares of the capital stock of the Companies (the "Stock"); and

        WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Stock pursuant to this Agreement; and

        WHEREAS, it is the intention of the parties hereto that upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Buyer shall own all of the issued and outstanding shares of capital stock of the Companies;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                 SALE OF STOCK

        1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller agrees to sell, assign, transfer and deliver the Stock to Buyer, and Buyer agrees to purchase the Stock from Seller. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Seller, with all necessary transfer tax and other revenue stamps, if any, acquired at the Seller's expense, affixed and canceled. Seller agrees at any time after Closing, without further compensation, to cure any deficiencies with respect to the endorsements of the certificates representing the Stock, or with respect to the stock power accompanying any such certificates, and to take any other actions necessary to fully and completely transfer ownership of the Stock to Buyer free and clear of all liens, encumbrances, restrictions, claims and obligations (other than the pledge and security interest of Silicon Valley Bank, if the Buyer elects to accept the Stock subject to such pledge pursuant to Section 7.9(ii)).

        1.2 Purchase Price. In full consideration for the purchase by Buyer of the Stock, Buyer shall pay to Seller the following (the "Purchase Price"):

                (a) 102,230 shares of the Buyer's common stock to be issued to Seller at Closing (the "Common Stock Consideration"). Of the shares issued as Common Stock Consideration, 92,226 shares shall be subject to a prohibition against any transfer other than by the laws of descent and distribution ("Transfer Prohibition"), which Transfer Prohibition shall expire as to 30,742 of such shares on each of the third, fourth and fifth anniversaries of Closing Date; provided that the Transfer Prohibition is in addition to the general restrictions applicable to all shares of the Common Stock Consideration as unregistered securities as described in more detail in Article 10 below, which restrictions shall, to the extent applicable, continue to apply to any unregistered securities notwithstanding the expiration of the Transfer Prohibition.

                (b) Buyer's non-negotiable promissory note in the original principal amount of $6,000,000, in the form attached hereto as Exhibit A-1, to be delivered at Closing (the "Note").

                (c) An option to acquire 276,690 shares of Buyer's Common Stock, in the form attached hereto as Exhibit A-2, to be delivered at Closing (the "Option").

                (d) $4,180,000 payable in immediately available funds at Closing (the "Cash Consideration").

        1.3 Closing of Purchase and Sale. The closing of the purchase and sale provided for herein (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, NE, Atlanta, Georgia 3039-3592, beginning at 8:00 A.M. on October 31, 1997, or at such other time and place as the parties shall mutually agree upon. The date upon which the Closing actually occurs shall be referred to in this Agreement as the "Closing Date".

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, the Seller represents and warrants to Buyer the following (both as of the Closing Date and as of the date hereof):

        2.1 Due Incorporation and Qualification. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, and has the corporate power and lawful authority to carry on its respective businesses as now being conducted, and to own or lease and operate its respective properties and assets as now owned, leased or operated by each of them respectively. Each of the Companies is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on

Schedule 2.1 annexed hereto. Except as set forth on Schedule 2.1 annexed hereto, neither of the Companies files, and neither is required to file, franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. Neither of the Companies owns or is a lessee of property or maintains any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule 2.1 annexed hereto.

        2.2 Outstanding Capital Stock. The title, par value, number of authorized shares and number of issued and outstanding shares of each class of capital stock of each of the Companies are described on Schedule 2.2 annexed hereto. No other class of capital stock of either Company is authorized or outstanding. All of the issued and outstanding shares of the Stock are duly authorized and are validly issued, fully paid and non-assessable.

        2.3 Options or Other Rights. Except as described on Schedule 2.3 annexed hereto, there is no outstanding right, subscription, warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Companies or Seller any shares of the Stock or any shares of the capital stock or any other security of the either of the Companies and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of either of the Companies. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which either of the Companies or Seller is a party which affects or restricts in any way the Seller's rights and obligations with respect to the Stock.

        2.4 Title To Stock. Except as described on Schedule 2.4 annexed hereto, the Seller beneficially and of record owns, and has full power and authority to convey free and clear of all liens, encumbrances, restrictions, claims and obligations of every kind ("Liens"), all of the shares of Stock and, upon delivery of and payment for such Stock as herein provided, Buyer will acquire good and marketable title to the Stock, free and clear of all Liens.

        2.5 Subsidiaries and Investments. Neither of the Companies has any subsidiaries and neither Company owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in, or has any investment in, any other corporation, partnership, association, trust, joint venture or other entity.

        2.6 Articles of Incorporation and By-Laws. Schedule 2.6 annexed hereto contains true and complete copies of the Articles of Incorporation of each of the Companies, including all amendments thereto (certified by the Secretary of State of Oregon, and By-laws of each of the Companies, including all amendments thereto (certified by its corporate secretary), as in effect on the date hereof, and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

        2.7 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of each of the Companies are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of each of the Companies contain in all material respects true and complete records of all meetings, and consents in lieu of meetings, of the Board of Directors and Stockholders of each of the Companies since their respective incorporations. All actions reflected in said books and records were duly and validly taken in compliance with the laws of Oregon. Except as described on
Schedule 2.7 annexed hereto, none of the Companies' respective records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person or entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control of the Companies including all means of access.

        2.8 Authority of Seller and the Company. The Seller has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by the Seller hereunder (the "Seller Documents") and to carry out the transactions contemplated hereby. The Seller Documents are valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms. Except as described in
Schedule 2.8 annexed hereto, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any other third party, is necessary in order to enable Seller to enter into and perform his obligations under the Seller Documents, and neither the execution and delivery of the Seller Documents nor the consummation of the transactions contemplated thereby will:

                (i) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of the Seller or either of the Companies by the terms of, any evidence of indebtedness or agreement to which the Seller or either of the Companies is a party, in each case with or without notice or lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property either of the Companies or the Stock is subject, or permit the termination of any such agreement by another person;

                (ii) result in the creation or imposition of any Lien upon, or restriction on the use of, any property or assets of either of the Companies or the Stock under any agreement or commitment to which either of the Companies or Seller is bound;

                (iii) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of either of the Companies or the Seller to accelerate, the maturity of any such indebtedness;

                (iv) conflict with or result in the breach or violation of any writ, judgment, order, injunction, decree or award of any court or governmental body or agency or arbitration tribunal that is binding on either of the Companies or the Seller;

                (v) constitute a violation by either of the Companies or the Seller of any statute, law or regulation of any jurisdiction; or

                (vi) violate or cause any revocation of or limitation on any Permit (as defined in Section 2.29 hereof).

        2.9 Financial Statements. Seller has heretofore furnished Buyer with (i) true and complete copies of the unaudited balance sheets and related statements of income and retained earnings and changes in financial position of each of the Companies as of and for the fiscal years ended on December 31, 1994, December 31, 1995 and December 31, 1996, and (ii) unaudited balance sheets of each of the Companies (the "Latest Balance Sheets") as of September 30, 1997 (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for the Company for the period then ended (hereinafter, the financial statements referred to in sub sections (i) and (ii), together with the footnotes and supporting schedules thereto, are referred to as the "Financial Statements"). Copies of the Financial Statements have been annexed hereto as Schedule 2.9. Except as described in Schedule 2.9, the Financial Statements, including the footnotes thereto, if any, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except, in the case of the unaudited Financial Statements described in (ii) above, for the absence of footnote disclosure and ordinary and recurring year end adjustments, none of which will be material in amount or significance. The Financial Statements fairly present the financial condition of the respective Companies at the dates thereof and, except as indicated therein, reflect all claims against, and all debts and liabilities of, the respective Companies, fixed or contingent, as at the dates thereof, and the related statements of income and retained earnings and changes in financial position, fairly present the results of the operations of the respective Companies and the changes in its financial position for the periods indicated.

        2.10 No Undisclosed Liabilities. Except as reflected and reserved against in the Latest Balance Sheets, as of the Balance Sheet Date neither of the Companies had any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) and, except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and disclosed to Buyer in writing as of the Closing Date, neither of the Companies had or will have any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) which, individually or in the aggregate, are material to such Company.

        2.11 Inventories. Except as described on Schedule 2.11, all inventories of raw materials, work-in-process and finished goods set forth or reflected in the Latest Balance Sheets or acquired by the Companies since the Balance Sheet Date, consist of a quality and quantity usable and saleable in the ordinary course of the Companies' respective businesses, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Latest Balance Sheets. The value at which inventories are carried on the Latest Balance Sheets reflect the normal inventory valuation policy of the respective Companies, as applicable, in accordance with generally accepted accounting principles and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value on a first in, first out basis. Seller has no reason to believe that the Companies will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the inventory necessary to conduct their respective businesses in the manner proposed to be conducted, including, without limitation, inventory which historically has been imported.

        2.12 Litigation. Except as described in Schedule 2.12 annexed hereto, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the knowledge of Seller, threatened, against or affecting either of the Companies or any of their respective properties, assets or rights, and the Seller knows of no valid basis for any such action, proceeding or investigation. Neither of the Companies is subject to any judgment, order, award or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

        2.13      Taxes.

        (a) For purposes of this Agreement, (i) "Taxes" shall mean all federal, state, local and foreign income, gross receipts, profits, windfall profits, capital gains, franchise, sales, use, license, occupation, property, property transfer, capital stock, premium, excise, employment, payroll, withholding, estimated, severance, stamp, environmental, customs duties, social security, unemployment, disability, registration, value added, alternative or add-on minimum and other taxes, assessments or governmental charges of any nature, kind or character, and including any interest, additions to tax and penalties thereon; and (ii) "Tax Returns" shall mean all returns, declarations, reports and forms, claims for refunds, or information returns and reports relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

        (b) Each of the Companies has filed all Tax Returns that such Company was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by either of the Companies (whether or not shown on any Tax Return) have been paid. Except as set forth in Schedule 2.13(b) annexed hereto, neither of the Companies is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either Company does not file Tax Returns that such non-filing Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

        (c) The Companies have withheld and paid all Taxes required to have been withheld and paid by such entity in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (d) None of the Seller, or the Companies (or any employee of the Companies responsible for Tax matters) has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of either Company either (i) claimed or raised by any authority in writing or (ii) as to which the Seller (or any employee of the Companies responsible for Tax matters) has knowledge. Schedule 2.13(d) annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Companies for taxable periods ended on or after December 31, 1994 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. The Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies since December 31, 1994.

        (e) Neither of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (f) Neither of the Companies has filed a consent under Section 341(f) of the Internal Revenue Code, as amended (the "Code") concerning collapsible corporations. Neither of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither of the Companies is a party to any Tax allocation or sharing agreement. Neither of the Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was either of the Companies) or (ii) has any liability for the Taxes of any person or entity (other than the Companies) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (g) The unpaid Taxes of the Companies (A) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheets (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies in filing their Tax Returns.

        (h) Each Company has been an electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since its incorporation, and each Company will remain an S corporation through the Closing Date.

        (i) Neither Company will be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of the Company's assets caused by the Section 338(h)(10) Election (as defined in Section 11.4). Neither Company has in the past ten (10) years (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S corporation under the Code.

        2.14 Title to Properties; Assets Complete. Each of the Companies has good, valid and marketable title to all of their respective material properties and assets (tangible and intangible), including without limitation, all properties and assets shown on the Latest Balance Sheets and all properties and assets purchased or acquired by each of the Companies since the Balance Sheet Date; in each case subject to no Liens, except for (i) Liens reflected on the Latest Balance Sheets (ii) Liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Liens described on Schedule 2.14 hereto ("Permitted Liens"). Except for software licenses described in Schedule 2.16, leases for real and personal property described in Schedules 2.16 and 2.18 or the other items listed on Schedule 2.14, each of the Companies owns outright, and is in exclusive possession of, all assets, properties or rights currently used in its respective business.

        2.15 Compliance with Laws. Neither of the Companies is in violation of any applicable order, judgment, injunction, award or decree of any court or governmental or regulatory body or agency, or arbitration tribunal. Except as described on Schedule 2.15 annexed hereto, neither of the Companies is in violation of any federal, state, local or foreign law, ordinance, rule, directive, or regulation, or any other requirement of any governmental or regulatory body or agency, court or arbitrator applicable to the business of the Company. Without limiting the generality of the fore going, except as described on Schedule 2.15 annexed hereto, (i) there is not pending, or to the knowledge of the Seller threatened, any notification of any governmental or regulatory body, agency or authority that either of the Companies is not in compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment neither the Seller knows of no basis therefor, and (ii) neither of the Companies has received any such notification of past violations of such laws or regulations that can reasonably be expected to result in future claims against either of the Companies, and the Seller knows of no basis therefor.

        2.16 Contracts and Other Agreements. Schedule 2.16 annexed hereto contains a complete and accurate list of all of the following contracts and other agreements to which either of the Companies is a party or by or to which they or their respective assets or properties are bound or subject or which are necessary for either of the Companies to conduct their business as presently conducted:

(i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative or with any person or entity in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such person or entity, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

(ii) contracts and other agreements with any labor union or association representing any employee;

(iii) contracts and other agreements for the supply to any person of all or a portion of such person's requirements of any product or service sold by either of the Companies;

(iv) contracts and other agreements for the sale of any of their respective assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

(v)     joint venture or partnership agreements;

(vi) contracts or other agreements under which either of the Companies agrees to indemnify any party or to share tax liability of any party;

(vii) contracts or other agreements of guaranty or relating to matters of suretyship to which either of the Companies is a party or by which its assets or properties are subject or bound,

(viii) contracts and other agreements calling for an aggregate price or fee, or payments in any one year, of more than $10,000 excluding purchase or sales orders entered into by either of the Companies as a purchaser or a seller in the ordinary course of business;

(ix) contracts and other agreements that cannot be canceled without liability, premium or penalty upon thirty (30) days' notice;

(x) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(xi) contracts and other agreements containing obligations or liabilities of any kind to holders of either of the Companies' securities (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(xii) contracts and other agreements containing covenants of either of the Companies not to compete in any line of business or with any person in any geographical area or covenants of any other person or entity not to compete with either of the Companies in any line of business or in any geographical area;

(xiii) contracts and other agreements relating to the acquisition by either of the Companies of any operating business or the capital stock of any other person, corporation or other entity;

(xiv) contracts or agreements relating to Intellectual Property (as defined in Section 2.21) owned, licensed or used by either of the Companies in the course of its business, including without limitation all contracts and agreements relating to the development and use of Software (as defined in Section 2.17);

(xv) contracts and other agreements requiring the payment to any person of a royalty, override or similar commission or fee;

(xvi) contracts and other agreements relating to the borrowing of money by either of the Companies or subjecting any assets or properties of either of the Companies to security interests, liens or other liabilities or obligations,

(xvii) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of either of the Companies,

(xviii) any contract or other agreement not made in the ordinary course of business; or

(xix) any other material contract or other agreement whether or not made in the ordinary course of business.

There have been delivered or made available to the Buyer true and complete copies of all of the written contracts and other agreements described on
Schedule 2.16. Except as described in Schedule 2.16, all of such contracts and other agreements are valid and binding upon the Company that is party thereto in accordance with their terms, and the Company that is party thereto has performed all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such contracts. To the knowledge of the Seller, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.16, no approval or consent of any person is needed in order that the contracts and other agreements set forth on
Schedule 2.16 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement. As used in this Agreement, the term "contract" or "agreement" includes any written or oral agreement, commitment, understanding or arrangement to which either of the Companies is a party with respect to their respective businesses of or by which their respective assets are bound.

        2.17 Software. Schedule 2.17 annexed hereto contains a complete list of all computer software which is material to the business of either Company and which has been designed specifically for use by either Company or as to which either Company claims any proprietary rights (the "Software"). Schedule
2.17 lists all employees and independent contractors who participated materially in the creation or material modification of the Software. Except as described in Schedule 2.17, the Company is the exclusive owner of all patents, copyrights, trademarks, intellectual property rights, trade secrets and other proprietary information, processes, and formulae used in connection with the Software. All work performed by employees, independent contractors or others in connection with the Software on behalf of either Company has been either (i) pursuant to a "work-for-hire" arrangement or agreement with the Company in accordance with applicable state and federal law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property arising thereby or (ii) subject to an executed instrument of assignment in favor of such Company that has conveyed to such Company full, effective and exclusive ownership of all tangible and intangible property arising in connection with the work performed. The Companies have exclusive ownership, possession and control of all source codes, system documentation, statements of principles of operation, and schematics for all the Software that may be necessary to render such materials understandable and usable by a trained computer programmer. Each of the Companies has taken adequate measures consistent with industry practice to safeguard the confidentiality of any confidential information or trade secrets relating to the Software. The Software is not in the public domain. The Software performs in accordance with the documentation and other written material used in connection with the Software and is free from material defects in programming or operation. The function and utility of the Software will not be affected adversely by any "year 2000" problems.

        2.18 Leases. Schedule 2.18 annexed hereto contains a complete and accurate list of any real property lease binding either of the Companies or to which either of the Companies is a party ("Leases"). Each such Lease is in full force and effect, and each of the Companies has fully performed all of their respective obligations to be performed to date under said Leases. Each of the Companies is current with respect to the payment of all rents and other charges due thereunder and their use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such Leases, is in conformity with all applicable building, zoning, health, fire, safety and other laws, ordinances, codes and regulations and is not violative of the conditions of any of the Companies' respective policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and each of the Companies has adequate rights of ingress and egress and utility services for the operation of their respective businesses in the ordinary course. No lessor or landlord under any Lease is in default in the performance of its obligations thereunder and neither of the Companies has received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate such Company's use or occupancy of the demised premises under such Lease. Except as specifically disclosed in Schedule 2.18, all of the leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. Neither of the Companies owns any real property and neither of the Companies has ever owned any real property.

        2.19 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Latest Balance Sheets, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of the respective Companies, represent valid obligations due to the respective Companies and, subject only to the reserve for bad debts shown on each Company's books and records and computed in a manner consistent with generally accepted accounting principals and such Company's past practice, are collectible in the ordinary course of business of such Company in the aggregate recorded amounts thereof in accordance with their terms and in any event not later than 90 days from the Closing Date. None of such notes and accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of the aforementioned reserve, or is or at the Closing will be subject to any lien, claim, encumbrance, charge or restriction whatsoever. For purposes of this Section 2.19, the collectibility of accounts and notes receivable shall be determined by applying customers' remittances based upon the specific invoices to which such remittances relate, or in the absence of any indication of same, on a first-in, first-out basis. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the reserves for bad debts relating thereto from that reflected in the Latest Balance Sheets.

        2.20 Fixed Assets. Schedule 2.20 annexed hereto contains a complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, struc tures, or any related capitalized items and other tangible property material to the operation of the business of each of the Companies (the "Fixed Assets") and all such Fixed Assets are reflected in the Latest Balance Sheets (except any such tangible property acquired since the Balance Sheet Date by the Companies). Since the Balance Sheet Date neither of the Companies has disposed of any Fixed Assets except in the ordinary course of such Company's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and neither of the Companies has received notice that any of the Fixed Assets or such Company's use thereof is in violation of any existing law or any building, zoning, health, fire, safety or other ordinance, code or regulation.

        2.21 Trade Name and Other Intangibles. Schedule 2.21 annexed hereto contains a complete and accurate list of all patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") (other than Software listed separately on Schedule 2.17) which are either (i) wholly or partly owned or licensed by either Company, or (ii) used in the conduct of the business of either Company. Except as described on
Schedule 2.21 annexed hereto, no person or entity, other than the Companies, has any rights under or in respect of, and to the knowledge of the Seller, no person is infringing or otherwise acting adversely with respect to, the Companies' respective rights under or in respect of the Intellectual Property, and the Companies are exclusive owners of such rights and there is no claim for damages or any proceeding pending or to the knowledge of Seller threatened, with respect thereto. Neither of the Companies is infringing or otherwise acting adversely to the right of any person under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of Seller threatened, with respect thereto.

        2.22 Suppliers and Customers. Schedule 2.22 annexed hereto contains a complete and accurate list with respect to each Company of (i) any licensor or supplier from whom either Company purchased or to which such Company paid $10,000 or more during the last fiscal year of such Company and the amount paid by such Company to such suppliers, and (ii) any customer or client which purchased during the last fiscal year of such Company $10,000 or more in goods or services from such Company. Each Company enjoys good relations with all its respective customers required to be listed on Schedule 2.22, and no customer required to be listed on
Schedule 2.22 has notified such Company or the Seller of such customer's intention to terminate or materially reduce the purchase or use the goods or services, and the Seller has no reason to believe any such customer is likely to terminate the services of either Company on account of the transactions contemplated hereunder.

        2.23 Labor Relations; Employees. Other than amounts which have not yet become payable in accordance with the Companies' respective customary practices, which will be paid in a timely manner, (a) each of the Companies has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (b) each of the Companies has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. Each of the Companies is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Neither of the Companies has improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of such Company for tax withholding or any other purpose. There is no unfair labor practice complaint against either of the Companies pending before the National Labor Relations Board or any comparable state or local agency. There is no labor strike, dispute, slowdown or stoppage pending, or to the knowledge of the Seller, threatened, against or involving either of the Companies. No grievance which might have an adverse effect on either of the Companies or the conduct of its business or proceeding alleging discriminatory practices or sexual harassment is pending and no claim therefor has been asserted. No collective bargaining representative is certified to represent any group of employees of either of the Companies under the Labor-Management Relations Act of 1947; no petition for election of a collective bargaining representative for all or any portion of the business of either of the Companies is pending or in respect of any other group of employees; the Seller has no knowledge of any organizational effort or campaign by any labor union that affects or might affect employment of any employee of either of the Companies; and neither of the Companies is a party to any collective bargaining agreement with respect to any of its employees.

        2.24 Employee Benefit Plans. Except as described on Schedule 2.24 annexed hereto, neither of the Companies is a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.24, each of the Companies has complied with all of its obligations under each Plan and, to the knowledge of the Seller, all other parties have complied with all of their respective obligations under each Plan. Each of the Companies has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of each of the Companies under each Plan have been recorded on the books of the Company to which such Plan pertains. Except as described on Schedule 2.24, no Plan is a "multiemployer plan" (within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and except as so set forth, neither of the Companies has made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.24, no Plan listed on Schedule 2.24 (other than any "multiemployer plan") is subject to Title IV of ERISA.

        Each Plan listed on Schedule 2.24 has received a determination letter from the Internal Revenue Service to the effect that it qualified under section 401(a) of the Code, and that each trust established under such Plan is exempt from taxation under section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with either of the Companies, within the meaning of section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

        Neither of the Companies would be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.24 if such Company were to withdraw from any such plan as of the date hereof. Except as described on Schedule 2.24, each of the Companies has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither of the Companies, nor, to the knowledge of the Seller, any other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975 of the Code) which could subject any Plan, the Buyer, either Company or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.24, to the knowledge of the Seller, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.24, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. None of the Companies, any ERISA Affiliates, or the Seller have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

        With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto,
(ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to the Buyer and are correct in all material respects.

        2.25 Insurance. Schedule 2.25 annexed hereto contains a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of either of the Companies. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by each of the Companies to be appropriate and sufficient and are adequate to protect such Company and its assets and properties. Each Company has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.25, there are no outstanding unpaid claims under any such policy or binder. Neither of the Companies has notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.25 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. Neither of the Companies has notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.25 will not be available in the future on the same terms as now in effect.

        2.26    Environmental Matters.

                (a) Except as described in Schedule 2.26, (i) neither of the Companies has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of by either of the Companies or, to the knowledge of Seller, by any other party, at any site presently or formerly owned, operated, leased or used by either of the Companies, or, to the knowledge of Seller, has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of either of the Companies from any site presently or formerly owned, operated, leased, or used by either of the Companies for treatment, storage, or disposal at any other place; and (iv) to the knowledge of Seller, no Lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by either of the Companies in connection with the presence of any Hazardous Material.

                (b) Neither of the Companies has any liability under, nor has it ever violated, any Environmental Law (as defined below); each of the Companies, and, to the knowledge of Seller, any property owned, operated, leased, or used by each of the Companies, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; neither of the Companies has ever entered into or has been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and the Seller has no knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

                (c) To the knowledge of Seller, no site currently owned, operated, leased, or used by either of the Companies contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, any underground storage tanks, or any urea formaldehyde foam insulation.

                (d) The Seller has provided to Buyer copies of all documents, records, and information available to the Seller or either of the Companies concerning any environmental or health and safety matter relevant to either of the Companies, whether generated by the Companies or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                (e) For purposes of this Agreement, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, existing at any time prior to the Closing Date and which could, subsequent to the Closing Date, subject the Buyer or either of the Companies, their respective properties and assets, of their officers, directors, employees, contractors or agents, to liability thereunder for violations occurring at any time prior to the Closing Date.

        2.27 Officers, Directors and Key Employees. Schedule 2.27 describes with respect to each of the Companies the name and total annual compensation (and benefit costs) from such Company of each officer and director of such Company and of each other employee, consultant, agent or other representative of such Company whose current annual rate of compensation exceeds $25,000. Such Company has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to such Company or to any of its officers or directors that such person intends to cancel or otherwise terminate such person's relationship with such Company as a result of the consummation of the transactions described in this Agreement.

        2.28 Restrictive Documents. Neither of the Companies nor the Seller is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, which adversely affects the business practices, operations or condition of the Companies or any of their respective assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Seller with the terms, conditions and provisions hereof, or the continued operation of the Companies' respective businesses after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of either of the Companies to acquire any property or conduct business in any area.

        2.29 Franchises and Licenses. Each of the Companies possesses all franchises, concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit such Company to carry on its business as it is presently being conducted. All such Permits described on Schedule 2.29 annexed hereto, are in the name of such Company and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule 2.29 all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

        2.30    Transactions with Affiliated Parties. Except as described on
Schedule 2.30 annexed hereto no Associate or Affiliate of either Company or the Seller (i) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of either Company, (ii) has any outstanding loan to or receivable in either event to or from either Company, or (iii) is a party to or has any interest in any contract or agreement with either Company.

        2.31 Bank Accounts and Powers of Attorney. Schedule 2.31 annexed hereto contains an accurate and complete list showing (i) the name and address of each bank in which either of the Companies has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from either of the Companies and a summary statement of the terms thereof.

        2.32 Warranties and Product Returns. Schedule 2.32 annexed hereto contains (i) a true and complete description of all warranties granted or made with respect to products or services sold by each of the Companies during the three years prior to the date hereof; and (ii) a true and complete description of each Company's product returns and warranty experience for the same period. The Seller has no reason to believe that product returns or warranty claims for the Companies will in the forseeable future exceed historical levels to any material extent.

        2.33 No Changes Prior to Closing Date. During the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby, neither of the Companies will have (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business,
(ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except product inventory sold in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, (v) except as described in Schedule 2.33 annexed hereto and Section 5.3 below, declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or similar payment of any kind, (vii) increased its indebtedness for borrowed money, or made any loan to any person,
(viii) except in the ordinary course of business, consistent with past practices of such Company, made or permitted any amendment or termination of any contract, agreement or license to which such Company is a party or by which it or any of its assets and properties are subject or bound, (ix) entered into any agreement or arrangement granting any preferential rights to purchase any of such Company's assets or properties or requiring the consent of any party to the transfer and assignment of any of such Company's assets or properties, (x) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to such Company,
(xi) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (xii) canceled or waived any claims or rights of substantial value, (xiii) made any change in any method of accounting or auditing practice, (xiv) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (xv) agreed, whether or not in writing, to do any of the foregoing.

        2.34 Disclosure. To the Seller's knowledge, neither this Agreement, nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof by or on behalf of the Seller, or by any of the Companies' respective directors or officers, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of the Company or its respective properties or assets, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates furnished in connection with the transactions contemplated by this Agreement.

        2.35 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Sellers or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

        2.36 Copies of Documents. The Seller has caused to be made available for inspection and copying by Buyer and its advisors, true, complete and correct copies of all documents referred to in this Article II or in any Schedule furnished by the Seller to the Buyer.

                                  ARTICLE III

                            REPRESENTATIONS OF BUYER

        3.1 Incorporation and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to carry on its business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased or operated by it.

        3.2 Articles of Incorporation and By-Laws. Schedule 3.2 annexed hereto contains true and complete copies of the Articles of Incorporation of the Buyer, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-Laws of the Company, including all amendments thereto (certified by its corporate Secretary), as in effect on the date hereof and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

        3.3 Authority of Buyer. Buyer has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by Buyer hereunder (the "Buyer Documents") and to carry out the transactions contemplated hereby. The execution, delivery and performance of the Buyer Documents by Buyer have been duly authorized by all necessary action on the part of Buyer. The Buyer Documents are valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any third party, is necessary in order to enable Buyer to enter into and perform Buyer's obligations under the Buyer Documents, and neither the execution and delivery of the Buyer Documents nor the consummation of the transactions contemplated thereby will:

                (a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of the Buyer;

                (b) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Buyer by the terms of, any evidence of indebtedness or agreement to which the Buyer is a party, in each case with or without notice for lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of the Buyer is subject, or permit the termination of any such agreement by another person;

                (c) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of the Buyer under any agreement or commitment to which the Buyer is bound;

                (d) accelerate, constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Buyer to accelerate the maturity of such indebtedness;

                (e) conflict with or result in the breach of or violation of any writ, judgment, order, injunction, decree or award of any court of governmental body or agency or arbitration tribunal that is binding on the Buyer;

                (f) constitute a violation by the Buyer of any statute, law, or regulation of any jurisdiction.

        3.4     Securities Acknowledgment.

                (a) Buyer is acquiring the Stock solely for Buyer's own account for investment purposes and not with a view to or an interest in participating, directly or indirectly, in the resale thereof. Buyer's principal place of business is located in the State of Georgia. Buyer acknowledges that all Stock acquired by Buyer will be sold to Buyer without registration and reliance upon certain exemptions under the federal Securities Act of 1933 as amended, in reliance upon certain exemptions from registration requirements and under applicable state securities laws. Buyer will make no transfer or assignment of any of the stock except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws, or pursuant to applicable exemptions from the aforementioned laws.

                (b) Neither the Seller nor any person acting on its behalf has offered the Stock to Buyer by means of general or public solicitation or general or public advertising, such as newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                (c) Buyer has reviewed this Agreement, including all Schedules, and acknowledges it is experienced in evaluating and investing in companies similar to the Companies, can bear the economic risk of purchasing the Stock, including a complete loss of the investment, for an indefinite period of time, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of its purchase of stock in reliance upon the representations and warranties of the Buyer given hereunder. Buyer acknowledges that it has received or been given access to all information Buyer considers necessary or appropriate for evaluating its investment in the Stock. Buyer has, to Buyer's knowledge, been given the opportunity to ask questions and to receive answers from Seller and all personnel of the Companies, regarding the terms and conditions of this Agreement, the Schedules and the Companies' business and financial affairs and has had the opportunity, to Buyer's knowledge, to obtain from Seller or the Companies any information in the possession of the Companies or the Seller, necessary to verify the accuracy of the information furnished. Notwithstanding the foregoing, the Seller acknowledges that Buyer, in making its decision to purchase the Stock, is relying as a material inducement to such decision, upon the representations and warranties of the Seller hereunder, and upon the Seller's obligation to indemnify the Buyer under the circumstances described in Article VIII. The Seller acknowledges that none of Buyer's representations under this subsection (c), or elsewhere in this Agreement, or any investigation by Buyer, (or failure to investigate by Buyer), of the business and affairs of the Companies, shall in any way diminish or obviate any of the representations, warranties, covenants or agreements of Seller hereunder, or affect in any way Buyer's rights under Article VIII of this Agreement.

                (d) Buyer consents, agrees and acknowledges that the certificate or certificates representing the Stock will be inscribed with the following legend, or another legend to the same effect, and agrees to the restrictions set forth therein:

                The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will any assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement of the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

        3.5 Pending Actions. There are no actions, suits, claims or proceedings pending, or to the knowledge of Buyer, threatened against Buyer or any of its subsidiary companies at law or in equity or by any governmental agency or instrumentality, domestic or foreign, which materially adversely affect or are likely to materially adversely affect, (i) Buyer's financial condition, or (ii) Buyer's right or ability to carry on its business substantially as now conducted, considering such condition in business as being the condition in business of Buyer and its subsidiary companies taken as a whole.

        3.6 Capital Stock. The authorized capital stock of Buyer consists of 30,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value. As of the date of this Agreement, 15,254,134 shares of common stock are outstanding and no shares of preferred stock of the Buyer are outstanding. All the outstanding shares of the common stock have been duly and validly authorized and issued and are fully paid and non-assessable. Except for options described on Schedule 3.6 annexed hereto, there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Buyer to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any shares of capital stock of Buyer, other than in connection with this Agreement. The shares of common stock of Buyer to be issued in connection with this Agreement, will, upon such issuance and delivery to the recipients designated under the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of any preemptive rights.

        3.7 Absence of Changes. Except as set forth on Schedule 3.7 annexed hereto, and except as otherwise set forth in the Buyer's Proxy Statement, 10-K and 10-Q's (each as defined in Section 10.4 hereof) (collectively, the "SEC Documents") since September 30, 1997 there has not been (i) any material change in the financial condition, assets, liabilities, business or prospects of the Buyer, (ii) any material damage, destruction, or loss, not fully covered by insurance, affecting the properties or business of the Buyer, or (iii) any other event or condition that, individually or in the aggregate, has been materially adverse in relation to the financial condition, business or prospects of the Buyer.

        3.8 Accuracy of SEC Documents. The financial statements and schedules of Buyer contained in the SEC Documents (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles, consistently applied, except as noted therein and, except as set forth in the SEC Documents, fairly present the information purported to be shown therein. Each such SEC Document did not, on the date of its mailing (in the case of the Proxy Statement) or the date of its filing with the SEC (in the case of the 10-K and 10-Q's) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Buyer has filed all reports with the SEC required to be so filed by it since December 31, 1996.

        3.9 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                   ARTICLE IV

                 COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

        The parties hereto covenant and agree that between the date hereof and the Closing Date:

        4.1 Operation in Ordinary Course. From the date hereof to the Closing Date, Seller shall cause each Company to, and each Company shall, (i) conduct its business only in the ordinary course and in substantially the same manner as conducted at the date hereof, (ii) use its reasonable best efforts to preserve its business organization intact and to retain the services of its present officers, key employees, purchasing and sales personnel and representatives, (iii) use its reasonable best efforts to preserve favorable relations with its employees, customers, suppliers and others having business relations with it, (iv) use its reasonable best efforts to comply with all laws, ordinances and regulations applicable to it in the conduct of its business, (v) not enter into, amend in any material respect or terminate any lease, contract or agreement, and (vi) conduct its business in such a manner that the representations and warranties contained in Article II shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

        4.2     Notice of Events. The Seller shall promptly notify the Buyer of
(i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement,
(ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of the Seller inaccurate or misleading, and (iii) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Seller or against either of the Companies or any of their respective officers, directors, employees, consultants, agents or shareholders with respect to the affairs of such Company.

        4.3 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, the Seller shall not take, and Seller shall cause each of the Companies to refrain from taking, any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the merger of either Company with any other entity, the purchase and sale of the assets and properties of either Company, the purchase and sale of the Stock, or any transaction similar to the foregoing involving either of the Companies or Seller.

        4.4 Examinations and Investigations. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, including, without limitation, its counsel, Smith, Gambrell & Russell, LLP, and Buyer's accountants, to make such investigation of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Companies as Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Seller shall cause the Companies to cooperate fully therein. No investigation by Buyer (or failure to conduct such an investigation) shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement, or Buyer's rights under Article VIII of this Agreement. In order that Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Companies, Seller shall furnish, and shall cause each Company to furnish, the representatives of Buyer during such period with all such information and copies of such documents concerning the affairs of such Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, Buyer, its employees and representatives shall keep confidential and shall not use in any manner any information or documents obtained from either Company or the Seller concerning their respective assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by Buyer independent of any investigation of the Companies, or received from a third party not under an obligation to the Companies or Seller to keep such information confidential. If this Agreement terminates, any documents obtained from Seller or either of the Companies shall be returned.

        4.5 Affiliate Indebtedness Owed to the Company. At or prior to the Closing, the Seller shall, and shall cause each Affiliate of the Seller to, pay to the Companies any amounts owed by such person to either Company and any amounts owed by Seller or any such Affiliate to any other person if such indebtedness is guaranteed by, or secured by any of the assets or properties of, either Company.

        4.6 Affiliate Indebtedness Owed by the Company. Except as described in Schedule 4.6, any and all indebtedness of either Company to Seller, and any Affiliate of the Seller and any director, officer or employee of any of the foregoing (including all intercompany accounts) shall be repaid or contributed to the capital of such Company as of the Closing Date.

        4.7 Release of Guaranties. The Buyer shall use its commercially reasonable best efforts to secure the release of Seller from any guaranties entered into by Seller or his wife on behalf of either of the Companies, contingent upon the Closing (which efforts shall include, if necessary, offering to substitute Buyer as guarantor of the obligations subject to such guaranties).

                                   ARTICLE V

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

        The obligation of the Buyer to enter into and complete the Closing is subject, at Buyer's option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer only in writing:

        5.1 Representations and Covenants. The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date. The Seller shall deliver to the Buyer a certificate dated the Closing Date to such effect.

        5.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have a materially adverse effect on the assets, properties, business, operations or financial condition of either of the Companies.

        5.3 Cancellation of Options. On or prior to the Closing Date, all holders of options to acquire RFS common stock shall have agreed to cancel such options in exchange for Buyer's agreement to issue to such holders, options to acquire common stock of Buyer as described in Section 11.3 hereof.

        5.4 Lease. RFS shall have entered into a Sublease with KEE Holdings, LLC for the premises located at 5529 NW Five Oaks Drive, Hillsboro, Oregon ("Premises") in the form attached hereto as Exhibit B (the "Sublease"), and Volkswagen of America, Inc., the landlord for the master lease of the Premises ("Landlord") shall have executed and delivered to RFS and Buyer the Consent and Estoppel Agreement attached hereto as Exhibit C (the "Estoppel Agreement").

        5.5 Release Agreement. The Seller shall have executed and delivered to the Buyer a Release Agreement in the form attached hereto as Exhibit D.

        5.6 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Companies shall have been obtained.

        5.7 Third-Party Consents. All consents, permits, waivers and approvals from parties to material contracts or other agreements with either of the Companies or with Seller that may be required in connection with the performance by the Seller of its obligations under this Agreement or the continuance of such contracts or other agreements with either of the Companies without material modification after the Closing shall have been obtained (with satisfactory written evidence thereof, and with recordable form where necessary, to be furnished to the Buyer at the Closing).

        5.8 Transfer Taxes. Seller shall have paid, or caused to be paid, all stock transfer and other taxes, if any, required to be paid in connection with the sale and delivery to Buyer of the Stock, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Stock.

        5.9 Estoppel Certificates. Buyer shall have received such estoppel certificates from parties to any or all of the Leases, as Buyer may reasonably request.

        5.10 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, (financial or otherwise) of either of the Companies or their respective employees or customers regardless of reason, including, but not limited, to those changes that are as a result of any legislative or regulatory change, the announcement of the transactions described herein, revocation of any license or rights to do business, failure to obtain any environmental permits at the normal time or in the manner applied for by the Companies, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or other public force or otherwise. Seller shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

        5.11 Books and Records. Buyer shall have received the minute books, stock certificate books, stock transfer books, corporate seals, books of account and all books, papers, records, correspondence and instruments of, or relating to, each of the Companies and their respective businesses.

        5.12 Seller Employment Agreement. Simultaneously with the Closing of the transactions contemplated hereby, Seller shall have executed and delivered to the Buyer an Employment Agreement in the form attached hereto as Exhibit E hereto.

        5.13 Non-Compete Agreement. Simultaneously with the Closing of the transactions contemplated hereby, the Seller shall have executed and delivered to the Company an Agreement Ancillary to Sale of Business in substantially the form attached as Exhibit F hereto.

        5.14 Silicon Valley Release. Silicon Valley Bank shall have released the Stock from its pledge and security interest, provided Buyer elects to cause RFS to pay off the debt to Silicon Valley Bank as provided in Section 7.9 below.

        5.15 Good Standing Certificates, Etc. Seller shall have delivered all certified resolutions, certificates, documents or instruments with respect to each Company's corporate existence and authority as the Buyer may have reasonably requested prior to the Closing Date.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

        The obligation of the Seller to enter into and complete the Closing is subject, at Seller's option, to the fulfillment of the following conditions, any one or more of which may be waived by Seller only in writing:

        6.1 Representations and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall deliver to Seller a certificate dated the Closing Date to such effect signed by an executive officer of Buyer.

        6.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction, or that has or could reasonably be expected to have a materially adverse effect on the assets, properties, business, operations or financial condition of Buyer.

        6.3 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Companies shall have been obtained.

        6.4 Resolutions. There shall have been delivered to the Seller a copy of the resolutions duly adopted by the board of directors of Buyer, certified accurate by an executive officer of Buyer as of the Closing Date, authorizing and approving the execution and delivery by Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby.

        6.5 Good Standing Certificates, etc. Buyer shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as Seller's counsel may have reasonably requested prior to the Closing Date.

        6.6 Seller Employment Agreement. Simultaneously with the Closing of the transactions contemplated hereby, the Buyer shall have executed and delivered to Seller an Employment Agreement in the form attached hereto as Exhibit E.

        6.7 Lease. RFS and KEE Holdings, LLC shall have entered into the Lease and the Landlord shall have executed and delivered the Estoppel Agreement to RFS and Buyer.

                                  ARTICLE VII

                       ACTIONS TO BE TAKEN AT THE CLOSING

        The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

        7.1 Stock Certificates. Seller shall deliver to Buyer stock certificate(s) representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, in accordance with the terms of Section 1.1 of this Agreement.

        7.2 Purchase Price. Buyer shall deliver to Seller the Purchase Price in accordance with the terms of this Agreement, including the Cash Consideration, the Common Stock Consideration, the Option and the Note.

        7.3 Opinion of Counsel to the Seller. The Seller shall deliver to Buyer an opinion of Tarlow, Jordan and Schrader, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

        7.4 Opinion of Counsel to the Buyer. Buyer shall deliver to Seller an opinion of Smith, Gambrell & Russell, LLP, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

        7.5 Resignations of Directors and Officers. Seller shall deliver signed resignations of any director and officer of the Company requested by Buyer dated the Closing Date.

        7.6 Closing Certificate of the Seller. Seller shall deliver to Buyer a closing certificate signed by Seller, dated the Closing Date, in a form reasonably satisfactory to the Buyer.

        7.7 Closing Certificate of the Buyer. Buyer shall deliver to Seller a closing certificate signed by an executive officer of Buyer, dated the Closing Date, in a form reasonably satisfactory to Seller.

        7.8 Other Documents and Certificates. Buyer and Seller shall deliver, or with respect to Seller cause the Companies to deliver, certificates, agreements, permits, approvals and other documents reasonably requested by counsel for Buyer or Seller, as the case may be, to satisfy, or to evidence the satisfaction of, as the case may be, the conditions precedent to Closing set forth in Articles V and VI.

        7.9 Payoff of Silicon Valley Debt. Simultaneously with the Closing, at Buyer's option, either (i) Buyer shall contribute to the capital of RFS sufficient funds for RFS to pay off all RFS indebtedness to Silicon Valley Bank and RFS shall pay off such indebtedness; or (ii) Seller shall transfer the Stock to Buyer subject to the pledge and security interest of Silicon Valley Bank.

                                  ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        8.1 Survival of Representations and Warranties. All of the representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for the following periods:

                (a) indefinitely, with respect to the representations and warranties contained in Sections 2.2, 2.3, 2.4, 2.13, 3.4, 3.6 and Article X.

                (b) for a period of three years after the Closing Date with respect to the representations and warranties contained in Sections 2.17, 2.23,
2.24 and 2.26.

                (c) for a period of 18 months following the Closing Date with respect to all other representations and warranties.

provided, however, that any representation, warranty, covenant or agreement that would otherwise expire in accordance with subsections (b) or (c) of this
Section 8.1 shall survive to the extent it is the subject of a valid Notice of Claim given prior to the date of expiration pursuant to Section 8.4, solely for purposes of the matters described in such Notice of Claim and until such Notice of Claim is resolved.

        8.2     Seller's Indemnity Agreement. Subject to the provisions of
Section 8.6 hereof, the Seller shall defend, indemnify and hold harmless the Buyer and the Companies (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, pro ceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business, liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer, either Company or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Buyer") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

                (a) any breach of any representation and warranty contained in this Agreement (without giving effect to any materiality qualifications contained in any such representations or warranties) or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement;

                (b) any breach or nonfulfillment on the part of Seller of any covenant contained in this Agreement;

                (c) any failure of the Seller to transfer the Stock to Buyer, free and clear of all liens, encumbrances, restrictions, claims and obligations (other than the security interest of Silicon Valley Bank, if Buyer elects not to cause RFS to pay off its indebtedness to Silicon Valley Bank as provided in Section 7.9(ii));

                (d) the failure of Seller to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the transactions contemplated hereby and to permit Buyer to continue to operate the business of the Company in the manner presently conducted after the Closing Date;

                (e) any tax, including any interest and penalties thereon, claimed to be due from either of the Companies with respect to any period prior to the Closing Date, and claimed to be due from the Seller for any period;

                (f) any claims with respect to brokers' or finders' fees due with respect to the transactions contemplated herein and alleged to arise from any contract, agreement or arrangement entered into by the Seller or the Companies; and

                (g) Any default by KEE Holdings, Inc. under the master lease for the Premises between KEE Holdings, Inc. and the Landlord.

        8.3 Buyer's Indemnity Agreement. Buyer shall defend, indemnify and hold harmless Seller from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or its respective representatives, agents or assigns, (a "Loss of Seller") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

                (a) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of the Buyer contained in this Agreement (without giving effect to any materiality qualifications contained in any such representations or warranties), or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Buyer contained in any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement;

                (b) any guaranties entered into by Seller or his wife on behalf of the Companies which are not released prior to Closing; or

                (c) any claims with respect to brokers' or finders' fees due with respect to the transactions contemplated herein and alleged to arise from any contract, agreement or arrangement entered into by the Buyer.

        8.4     Indemnification Procedure.

                (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

                (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which an Indemnitee has indemnification rights against an Indemnitor hereunder will materially and adversely affect the Indemnitee other than as a result of money damages or other payments, Indemnitee shall be entitled to conduct the defense of such claim at Indemnitor's expense.

        8.5 Set-off. Buyer shall have the right to set-off and apply against all amounts due and owing Seller under this Agreement, and under any other agreement between Buyer and Seller, including without limitation the Note (other than Seller's Base Salary as defined in Seller's Employment Agreement with Buyer), all sums in respect of which Seller is finally adjudicated liable pursuant to Section 8.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to the Buyer under this Agreement or at law or in equity.

        8.6 Limitations on Liability of Seller and Buyer. Seller shall have no liability with respect to Losses of Buyer subject to indemnification under subparagraph 8.2 (a) until the total of all Losses of Buyer exceeds $50,000, and then only for the amount by which such Losses of Buyer exceed such $50,000 threshold; provided, however, that such $50,000 threshold shall not apply to any Losses of Buyer subject to indemnification under Section 8.2(a) which Buyer can demonstrate arose from a knowing and intentional breach of Seller's representations or warranties. In no event shall the aggregate liability of either the Seller or the Buyer under this Article VIII exceed an aggregate with respect to each such party of $12,000,000; provided, however, that to the extent Seller's liability hereunder exceeds the Cash Consideration paid to Seller pursuant to Section 1.2(a), and any of the shares of Common Stock Consideration are not, at the time payment is due from Seller hereunder, readily tradeable by Seller on the public securities markets, Seller may discharge his liability for such amounts in excess of the Cash Consideration by transferring shares of Common Stock Consideration, for which Seller shall be credited $21.685 per share.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT


        9.1 Termination. This Agreement may be terminated prior to the Closing only as follows:

                (a) at the election of Seller, if any one or more of the conditions to the obligations of Seller to close as described in Article VI has not been fulfilled as of the Closing Date, or if the Buyer has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement;

                (b) at the election of Buyer, if any one or more of the conditions to the obligations of Buyer to close as described in Article V has not been fulfilled as of the Closing Date, or if Seller has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement;

                (c) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Seller or Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                (d) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto;

                (e) at any time after November 30, 1997, at the election of either the Buyer or the

Seller; or

                (f) at any time prior to the Closing Date, by either Buyer or Seller upon written notice to the other party, if the closing bid price for Buyer's common stock as reported in the consolidated transaction reporting system on the NASDAQ National Market Reporting System is less than $15 per share and remains at less than $15 per share through the date such notice of termination is given.

        9.2 Survival. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.4 relating to the obligation of the Buyer to keep certain information confidential, Section 12.4 (relating to expenses), Section 12.1 (relating to publicity), and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable to the extent that failure to satisfy the conditions of Article V, VI or VII results from such party acting in bad faith or from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                   ARTICLE X
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                   IN CONNECTION WITH OFFER OF BUYER'S STOCK

        Seller represents and warrants to the Buyer as follows:

        10.1 Accredited Investor. Seller is an "accredited investor" as such term is defined under Rule 501 under the federal Securities Act of 1933, as amended (the "Securities Act"), and is an individual with his principal residence, and the location in which it entered into and accepted this Agreement, in Oregon.

        10.2 Acquisition for Investment. The shares of Buyer's common stock which Seller may acquire pursuant to the terms of this Agreement (the "Acquisition Shares") are being acquired by Seller solely for the account of Seller, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Neither the Buyer nor any person acting on its behalf has offered the Acquisition Shares to Seller by means of general or public solicitation or general or public advertising, such as newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

        10.3 Unregistered Securities. Seller understands and acknowledges that the Acquisition Shares have not been registered under the Securities Act or under the Oregon Securities Law of 1973, as amended (the "Oregon Act") or the 'blue sky' laws of any other state, and will not at the time of issuance and delivery of such shares as contemplated by the terms of this Agreement have been so registered, in reliance upon certain exemptions from the registration and prospectus delivery requirements of the Securities Act and the Oregon Act. Seller understands that the Acquisition Shares so acquired by Seller must be held by Seller indefinitely, and that Seller must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the Oregon Act, or is exempt from such registration. Seller further understands that the availability of the exemptions described in the first sentence of this Section depend upon, among other things, the bona fide nature of Seller's investment intent expressed herein, upon which the Buyer hereby expressly relies. In addition to the Transfer Prohibition described in Section 1.2(a) with respect to the Common Stock Consideration, Buyer will make no transfer or assignment of any of the Acquisition Shares except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws, or pursuant to applicable exemptions from the aforementioned laws. Seller consents, agrees and acknowledges that the certificate or certificates representing the Acquisition Shares will be inscribed with the following legend, or another legend to the same effect, and agrees to the restrictions set forth therein:

                The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will any assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement of the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

                10.4    Disclosure.

                        (a) Seller has previously been furnished by the Buyer, and hereby acknowledges that Seller has had the opportunity to review
(i) the definitive Proxy Statement for the Buyer's Annual Meeting of Shareholders held September 11, 1997 (the "Proxy Statement"); (ii) the Buyer's Annual Report to Shareholders for the fiscal year ended December 31, 1996 (the "ARS"); (iii) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "10-K") as filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"); (iv) the Buyer's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997 respectively (the "10-Q's"), as filed with the SEC pursuant to the requirements of the 1934 Act; (v) the Buyer's Prospectus dated July 16, 1997; and (vi) the Buyer's Current Reports on Form 8-K dated May 23, 1997 and May 30, 1997, each as amended.

                        (b) Seller has been given a reasonable opportunity to request copies of any documents or other exhibits which are listed as exhibits therein to any of the Proxy Statement, the 10-K or 10-Qs and 8-Ks, and if requested, copies of such documents or other exhibits have been provided to Seller a reasonable time prior to Seller's execution of this Agreement.

                        (c) Seller has been given the opportunity, at a reasonable times prior to the execution of this Agreement, to ask questions of the executive officers and other personnel of the Buyer concerning the terms and conditions of such seller's acquisition of the Acquisition Shares in the transactions contemplated by this Agreement, and concerning the subject matter of the representations and warranties of the Buyer contained herein, as well as to obtain any additional information which the Buyer possesses or can obtain without unreasonable effort or expense that is necessary to verify the information contained in the representations and warranties of Buyer set forth in this Agreement or the information contained in the documents and reports described in subparagraph (a) of this Section. Notwithstanding the foregoing, the Buyer acknowledges that Seller, in making its decision to purchase the Stock, is relying as a material inducement to such decision, upon the representations and warranties of the Buyer hereunder, and upon Buyer's obligation to indemnify the Seller under the circumstances described in Article
VIII. The Buyer acknowledges that none of the Seller's representations under this subsection (c) or elsewhere in this Agreement, or any investigation by Seller (or failure to investigate by Seller) shall in any way diminish or deviate any of the representations, warranties, covenants or agreements of Buyer hereunder, or affect in any way Seller's rights under Article VIII of this Agreement.

                                   ARTICLE XI

                          CERTAIN POST-CLOSING MATTERS

        11.1    [INTENTIONALLY OMITTED]

        11.2    Certain Securities Matters. The Buyer hereby agrees to:

                (a) Make and keep public information available concerning the Buyer, as those terms are understood and defined in Rule 144 under the Securities Act;

                (b) File with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

                (c) So long as Seller owns any Acquisition Shares, furnish to Seller forthwith upon request a written statement by the Buyer as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, (i) an opinion of counsel addressed to the Buyer's transfer agent necessary to the effect the transfer of any and all Acquisition Shares sold by the Seller; and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and such other reports and documents so filed as the

Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing the Seller to sell any such Acquisition Shares without registration.

        11.3 Options. Within 30 days following the Closing Date, Buyer shall offer to each holder of options to acquire common stock of RFS ("RFS Options") the right to receive options to purchase common stock of Buyer ("Buyer Options") in the amounts and on the terms attached as Schedule 11.3 annexed hereto. The Buyer Options shall vest according to the same vesting schedule as the RFS Options which are cancelled pursuant to Section 5.3 hereof.

        11.4    Tax Matters.

                (a) Each Company and the Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding election under applicable state, local or foreign Tax law) with respect to the purchase and sale of the Stock hereunder (a "Section 338(h)(10) Election"). Seller will include any income, gain, loss, deduction or other Tax item resulting from the 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law. Seller shall also pay any Tax imposed on either Company attributable to the Section 338(h)(10) Election, including, without limitation, (i) any Tax imposed under Section 1374 of the Code, (ii) any Tax imposed under Reg. ss.1.338(h)(10)-1(e)(5) or (iii) any state, local or foreign Tax imposed on either Company's gain, and Seller hereby agrees to indemnify Buyer and the Companies from any adverse consequence arising out of any failure to pay such Taxes. Seller also agrees to pay any Taxes and will, jointly and severally, indemnify Buyer and the Companies against any Taxes imposed under any state or local Tax law with respect to the purchase of the Stock hereunder in the event that the state or local jurisdiction (i) does not recognize the
Section 338(h)(10) Election or (ii) does not apply its provision corresponding to Section 338(h)(10) of the Code to the purchase of the Stock hereunder.

                (b) Buyer, the Companies and Seller agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) as shown on Schedule11.4(b) annexed hereto. Buyer, the Companies and Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                (c) The Companies and Seller will not revoke the Companies' election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Companies and Seller will not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

                (d) Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Seller shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as may be reasonably requested by Buyer. To the extent permitted by applicable law, Seller shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Companies to the Seller for such periods.

                (e) (i) Buyer, the Companies and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 11.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the request of any other party) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Buyer and the Companies reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer or Companies so request, the Seller shall allow the Buyer to take possession of such books and records. (ii) Buyer and Seller further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

                (f) All tax sharing agreements or similar agreements, if any, with respect to or involving Companies shall be terminated as of the Closing Date and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder.

                (g) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer of the Stock (including any corporate-level gains tax triggered by the sale of the Stock and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at his sole cost and expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                                  ARTICLE XII

                                 MISCELLANEOUS

                12.1 Publicity. Except as otherwise required by law or stock exchange rules, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and manner of presentation and publication thereof, which consent shall not be unreasonably withheld.

                12.2 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information or belief of the Seller, Seller confirms that he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

                12.3 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                12.4 Expenses. The Buyer shall pay its expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Seller's expenses in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, up to the limit of $50,000, shall be borne by RFS. Any expenses of Seller in excess of such $50,000 limit shall be borne by Seller.

                12.5 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

                12.6 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

                12.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, addressed in each case as follows:

                        (a)    If to the Seller to:

                               Kevin Eldredge
                               9730 N.W. Old Cornelius Pass Road
                               Hillsboro, Oregon 97124

                               with a copy in like manner to:

                               Tarlow, Jordan & Schrader, P.C.
                               P.O. Box 230669
                               Portland, Oregon 97281
                               Attention: Aaron J. Bell

                  (b)      If to the Buyer to

                           Radiant Systems, Inc.
                           1000 Alderman Drive
                           Alpharetta, Georgia 30202
                           Attn: John Heyman

                           with a copy in like manner to:

                           Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, NE
                           Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                           Attention:  Richard G. Greenstein

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

        12.8 Rights of Third Parties. Except for parties listed as beneficiaries of the indemnification rights described in Article VIII, all conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

        12.9 Headings. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        12.10 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Oregon.

        12.11 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought, in the case of claims brought against Buyer, in the courts of the State of Georgia, or in the United States District Court for the Northern District of Georgia, and in the case of claims brought against Seller, in the courts of the State of Oregon, or in the United States District Court for the District of Oregon, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

        12.12 Parties in Interest. Prior to the Closing, Buyer may assign its rights hereunder to any wholly-owned subsidiary of Buyer; provided, however, that such assignment shall not relieve Buyer of any of Buyer's obligations hereunder. After the Closing the Buyer may transfer and assign this Agreement and its rights hereunder and under any agreement to be executed in connection with the Closing, to any purchaser of, or other successor to, the business or assets of the Company; provided, however, that such assignment shall not relieve Buyer of any of Buyer's obligations hereunder. Except as expressly stated above, this Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law or with the consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

        12.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        12.14 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

        12.15   Arbitration.

                (a) Any controversy or claim arising out of or relating to this Agreement, the agreements to be entered into between or among the parties hereto pursuant to this Agreement or the transactions contemplated hereby and thereby, shall be submitted to and be finally resolves by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. ss. 1 et seq.), to be conducted by Judicial Arbitration and Mediation Services, or its successors ("JAMS"), with such arbitration to be held in a forum within the jurisdiction against whom the claim has been brought or asserted in accordance with the JAMS's commercial arbitration rules then in effect. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 12.7. The arbitrators shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by a panel of three arbitrators selected pursuant to JAMS rules. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

                (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party at any court or proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof, pending the outcome of any arbitration proceeding.

        IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.

                                     BUYER

                                     RADIANT SYSTEMS, INC.

                                     By:  /s/ John H. Heyman
                                        ---------------------------------------
                                     Title:   Executive Vice President
                                           ------------------------------------

                                     Attest: /s/ Alon Goren
                                            -----------------------------------
                                     Title:  Secretary
                                           ------------------------------------

                                             [CORPORATE SEAL]


                                     SELLER

/s/ Pamela A. Selis                  /s/ Kevin Eldredge                  (L.S.)
-----------------------------        ------------------------------------
Witness                              Kevin Eldredge